UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

J. CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-2894486
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Broadway New York, New York	10003

(Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-127628 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-127628), filed with the Securities and Exchange Commission on August 17, 2005, as amended on each of September 23, 2005, October 11, 2005, October 31, 2005, December 22, 2005, May 17, 2006, June 13, 2006, June 14, 2006 and June 22, 2006, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

J. CREW GROUP, INC.

Date: June 22, 2006

By: /s/ Nicholas Lamberti

Name: Nicholas Lamberti

Title:   Vice President, Corporate Controller